                                                                   Exhibit 10.42

                             OMNIBUS AMENDMENT NO. 2

THIS OMNIBUS AMENDMENT NO. 2, dated as of June 1, 2006 (the "Amendment'"), is to:

   (1)  the Amended and Restated Credit Agreement, dated as of August 1, 2005
        (as amended and modified from time to time, the "Credit Agreement"), among TAL International Container Corporation ("TAL"), Trans Ocean Ltd.
        ("TOL"), Trans Ocean Container Corporation ("TOCC", and collectively with TAL and TOL, the "Borrowers" and each, a "Borrower"), Fortis
        Capital Corp., as Administrative Agent and as Collateral Agent (the
        "Agent"), and the lenders named therein (the "Lenders"); and

   (2)  the Amended and Restated Security Agreement, dated as of August 1, 2005
        (as amended and modified from time to time, the "Security Agreement"), among TAL, TOL, TOCC and the Agent.

                              W I T N E S S E T H:

      WHEREAS, the parties hereto desire to amend the Credit Agreement and the
Security Agreement (collectively, the "Agreements") in certain respects as provided herein;

      NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms. The following terms shall have the meanings set forth herein:

            "Effective Date". The date on which (i) all of the conditions precedent set forth in Section 5 shall have been satisfied, and (ii) the terms of this Amendment shall become effective.

Unless otherwise amended by the terms of this Amendment, terms used in this
Amendment shall have the meanings assigned in the Credit Agreement.

SECTION 2. Amendments to Credit Agreement. Commencing on the Effective Date, the
Credit Agreement shall be amended as follows:

      (a) Section 1.1 of the Credit Agreement shall by amended by inserting the following defined terms in their appropriate alphabetical position:

            "Aggregate Exposure. As of any date of determination, an amount equal to the sum of (i) the then Aggregate Note Principal Balance and (ii) the then L/C Exposure."

            "Eligible Interest Rate Hedge Counterparty. Any of the following:

            (A)   any bank which has both (x) a long-term unsecured debt rating of at least "A-" or better from S&P (so long as any Outstanding Notes (as defined in the Master Indenture Documents) are rated by S&P) and "A3" or better from Moody's (so long as any Outstanding Notes (as defined in the Master
Indenture Documents) are rated by Moody's) and (y) a short-term unsecured debt rating of "A-2" or better from S&P (so long as any Outstanding Notes (as defined in the Master Indenture Documents) are rated by S&P) and "P-2" or better from
Moody's (so long as any Outstanding Notes (as defined in the Master Indenture
Documents) are rated by Moody's); or

            (B)   any bank or other financial institution which is otherwise acceptable to the Majority Lenders."

            "Issuing Bank. With respect to a Letter of Credit, the Lender specified therein. The Issuing Bank may, in its discretion with respect to any new Letters of Credit or, with respect to any existing Letters of Credit, if the beneficiary of such existing Letter of Credit so agrees in writing, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Notwithstanding the foregoing, the Issuing Bank with respect to a Letter of Credit shall be an of Affiliate
Fortis Capital Corp. if no other Lender (or Affiliate thereof) is available to act as Issuing Bank with respect to such Letter of Credit, so long Fortis
Capital Corp. is a Lender on the date that such Letter of Credit is requested pursuant to Section 2.10 hereof"

            "LC Disbursement. A payment made by the Issuing Bank pursuant to a
Letter of Credit."

            "LC Exposure. As of any date of determination, an amount equal to the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by, or on behalf of, the Borrowers at such time. The LC
Exposure of any Lender at any time shall be its Commitment Percentage of the total LC Exposure at such time."

            "Letter of Credit. This term shall have the meaning set forth in
Section 2.10.1 of this Credit Agreement."

            "Letter of Credit Application. This term shall have the meaning set forth in Section 2.10.1 of this Credit Agreement."

            "Uniform Customs. This term shall have the meaning set forth in
Section 2.10.3 of this Credit Agreement."

      (b) The following defined terms currently contained in Section 1.1 of the
          Credit Agreement are amended and restated to read as follows as of the
          Effective Date:

            "Applicable Margin. With respect to each Loan for each Interest
Period, one of the following amounts:

            (A)   with respect to each Base Rate Loan, one quarter of one
percent (0.25%) per annum; or

            (B)   with respect to each LIBOR Rate Loan, one and three eighths percent (1.375%) per annum."

            "Asset Base Deficiency. As of any Payment Date, the condition that exists if (i) the Aggregate Exposure (calculated after giving effect to any principal payments to be paid on such Payment Date) exceeds (ii) the
      Asset Base. If such term is used in a quantitative context, the amount of the Asset Base Deficiency shall be equal to the amount of such excess."

            "Commitment. With respect to each Lender, the amounts set forth on
      Schedule 1 hereto as the amounts of such Lender's commitment to make Loans to, and to participate in the issuance, extension and renewals of Letters of Credit for the account of, the Borrowers pursuant to this Credit
      Agreement, as the same may be reduced from time to time; or if such commitments are terminated pursuant to the provisions hereof, zero."

            "Obligations. All indebtedness, obligations and liabilities of any of the Borrowers to any of the Lenders and the Administrative Agent,
      individually or collectively, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case to the extent arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any Loan, Letter of
      Credit or any of the Revolving Credit Notes."

  (c) Clause (5) of the defined term "Eligible Container" is hereby amended to read as follows:

            "(5) Such Container shall be free and clear of all Liens except for
      (i) Permitted Liens (exclusive of Permitted Liens set forth in clauses
      (xi)(B) and (xv) of Section 9.3) and (ii) Permitted Indebtedness of the
      type set forth in Section 9.4(ii) unless such Permitted Indebtedness is subject to a lien subordination agreement in form and substance satisfactory to the Agent and the Majority Lenders;"

  (d) Section 2.1 of the Credit Agreement is hereby amended and restated to read as follows as of the Effective Date:

      "2.1  COMMITMENTS TO MAKE LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Loan") to the Borrowers from time to time, on any Business Day during the Revolving Credit Period; provided, however, that after giving effect to all amounts requested, the Aggregate Exposure shall not exceed the lesser of (i) Aggregate Commitments and (ii) the Asset Base, calculated after giving effect to the Eligible Containers and Eligible Chassis, if any, to be acquired with the

      proceeds of such Loan. Loans shall be LIBOR Rate Loans or, under the circumstances set forth in Section 5.4 or Section 5.5 hereof, a Base Rate
      Loan."

  (e) The following is hereby inserted as new Section 2.10 of the Credit
      Agreement:

            "2.10      LETTERS OF CREDIT.

            2.10.1     COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the
      terms and conditions hereof and the execution and delivery by the
      Borrowers of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application"), the Issuing Bank on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in Section 2.10.5 and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrowers one or more standby or documentary letters of credit (individually, a "Letter of
      Credit"), in such form as may be requested from time to time by the
      Borrowers and agreed to by the Agent and the Issuing Bank; provided, however, that, after giving effect to such request, (a) the LC Exposure shall not exceed Five Million Dollars ($5,000,000) at any one time and (b)
      the Aggregate Exposure shall not exceed the lesser of (i) the Aggregate
      Commitment and (ii) the Asset Base.

            2.10.2     LETTER OF CREDIT APPLICATIONS. Each Letter of Credit
      Application shall be completed to the satisfaction of the Administrative
      Agent and the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this
      Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

            2.10.3     TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued,
      extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the earlier of (i) the date which is one year after the date of issuance of such
      Letter of Credit (or, in the case of any extension or renewal thereof, one year after such renewal or extension) and (ii) the Facility Termination
      Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993
      Revision), International Chamber of Commerce Publication No. 500 or any
      successor version thereto adopted by the Issuing Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the "Uniform Customs") or, in the case of a standby Letter of Credit, either the Uniform Customs or the
      International Standby Practices (ISP98), International Chamber of Commerce
      Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Issuing Bank in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

            2.10.4     PARTICIPATIONS. By the issuance of a Letter of Credit (or
      an amendment to a Letter of Credit increasing the amount thereof) and without any

      further action on the part of the Issuing Bank or the Lenders, the Issuing
      Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such
      Lender's pro rata (based on its Commitment) portion of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Issuing Bank such Lender's Commitment
      Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.10.5 hereof, or of any reimbursement payment required to be refunded to any
      Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the
      Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever,

            2.10.5     REIMBURSEMENT. If the Issuing Bank shall make any LC
      Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York
      City time, on the date that such LC Disbursement is made, if the Borrowers shall have received notice of such LC Disbursement prior to 10:00 a.m.,
      New York City time, on such date, or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than
      12:00 noon, New York City time, on (i) the Business Day that the Borrowers receive such notice, if such notice is received prior to 10:00 a.m., New
      York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrowers receive such notice, if such notice is not received prior to 10:00 a.m. on the date of receipt;
      provided that, if such LC Disbursement equals or exceeds $1,000,000, the
      Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.2 that such reimbursement be financed with a Loan. If the Borrowers fail to make such payment when due, the
      Administrative Agent shall notify each Lender of the applicable LC
      Disbursement, the payment then due from the Borrowers in respect thereof and such Lender's portion thereof (based on the Commitment Percentage of such Lender). Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due from the Borrowers, and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.
      Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing
      Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC
      Disbursement.

            2.10.6     OBLIGATIONS ABSOLUTE. The Borrowers' obligation to
      reimburse LC Disbursements as provided in Section 2.10.5 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Credit Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Credit Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect (other than under circumstances which constitute gross negligence or willful misconduct on the part of the Issuing Bank as finally determined by a court of competent jurisdiction), (iii) payment under a
      Letter of Credit by the Issuing Bank against presentation of a draft or other document that does not comply with the terms of such Letter of
      Credit (other than under circumstances which constitute gross negligence or willful misconduct on the part of the Issuing Bank as finally determined by a court of competent jurisdiction), or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit
      (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the
      Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the
      Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of
      Credit.

            2.10.7     DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly
      following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the

      Administrative Agent and the Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

            2.10.8     INTERIM INTEREST. If the Issuing Bank shall make any LC
      Disbursement, then, unless the Borrowers shall reimburse such LC
      Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the
      Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to the Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.10.5 hereof, then
      Section 5.10 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.10.3 hereof to reimburse the Issuing Bank shall be for the account of such
      Lender to the extent of such payment."

      (f) The following is hereby added to the Credit Agreement as new Section
      5.1.3:

      "5.1.3. LETTER OF CREDIT FEES. The Borrowers agree to pay (i) to the
      Administrative Agent for the ratable benefit of each Lender a participation fee with respect to such Lender's participation in Letters of Credit, which shall accrue at the same Applicable Margin as interest on the Loans on the average daily amount of such Lender's Commitment
      Percentage of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the
      Effective Date to but excluding the later of (x) the date on which such
      Lender's Commitment terminates and (y) the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at a rate of one-eighth of one percent (0.125%)
      per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of
      (x) the Availability Termination Date and (y) the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any
      Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar month, shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the
      Effective Date; provided that all such fees shall be payable on the
      Availability Termination Date and any such fees accruing after the
      Availability Termination Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day)."

      (g) Section 8.1 (b) of the Credit Agreement shall be amended and restated
      as follows:

      "  (b) Annual Financial Statements. Within the earlier of (A) one hundred fifty (150) days after the end of each fiscal year of TAL Group, or (B)
      ten (10) days following TAL Group's filing of its annual audited consolidated financial statements with the Securities and Exchange
      Commission, the consolidated balance sheet of TAL Group and its
      Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and shareholder's equity and statement of cash flows for such fiscal year and, with respect to each fiscal year commencing after the completion of the first full fiscal year following the Restatement Effective Date, setting forth comparative consolidated figures for the preceding fiscal year (or, if shorter since inception), together with a certification by an Independent Accountant reasonably acceptable to the Administrative Agent, in each case to the effect that such statements fairly present in all material respects the consolidated financial condition of TAL Group and its Consolidated
      Subsidiaries as of the dates indicated and the results of their consolidated operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years except as disclosed therein (which report shall be without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit); provided, however, that any such "going concern" qualification that is specifically related to the status of the loans evidenced by this Credit Agreement shall not cause a breach under the provisions of this clause (b);"

      (h) Section 8.1(c) of the Credit Agreement shall be amended and restated
      as follows:

      "  (c) Business Plan, Within the earlier of (A) one hundred fifty (150)
      days after the end of each fiscal year of TAL Group, or (B) ten (10) days following TAL Group's filing of its annual audited consolidated financial statements with the Securities and Exchange Commission, a consolidated business plan for the Borrowers (or updates to the existing business plans of such entities) for such fiscal year.";

      (i) Section 8.1(i) of the Credit Agreement shall be amended and restated
      as follows:

      "(i) [Reserved]";

      (j) Section 9.3(xi) of the Credit Agreement shall be amended and restated
      as follows:

      "  (xi) Liens securing Hedging Agreements that either (A) relate to
      Indebtedness incurred pursuant to the terms of this Credit Agreement and the other Loan Documents, but only up to an amount equal to 100% of such
      Indebtedness, or (B) relate to Indebtedness that is permitted to be incurred under the terms of the Loan Documents";

      (k) Section 10.2 of the Credit Agreement shall be amended and restated as follows:

      "  10.2  MINIMUM TANGIBLE NET WORTH. As of the last day of each fiscal quarter of the Borrowers, commencing on December 31, 2005, the
      Consolidated Tangible Net Worth of TAL Group shall not be less than the sum of (i) $321,351,326, plus (ii) an amount equal to fifty percent (50%)
      of the cumulative sum of the aggregate net income (or loss) of TAL Group and its Consolidated Subsidiaries on a consolidated basis, determined in accordance with GAAP for the period commencing on January 1, 2006 and terminating on such date of determination";

      (l) Sections 2.4, 5.1.1, 12.3, 13.1 (a) and 13.1(c) of the Credit
          Agreement are hereby amended to replace the phrase "Aggregate Note
          Principal Balance" with "Aggregate Exposure", in each instance which it appears in such sections.

      (m) Each of the Borrower, the Agent and the Lenders acknowledge and agree that each of a "Refinancing Event" and a "Syndication Event" have occurred. Accordingly, all applicable provisions of the Credit
          Agreement and the other Loan Documents shall be construed in a manner consistent with such statements.

      (n) On the Effective Date, the Aggregate Commitment shall be reduced from
          One Hundred Seventy Five Million Dollars ($175,000,000) to One Hundred
          Sixty Five Million Dollars ($165,000,000). After giving effect to the occurrence of the Syndication Event and such reduction in the
          Aggregate Commitments, Schedule 1 to the Credit Agreement is hereby replaced on the Effective Date with Schedule 1 to this Amendment.

SECTION 3. Amendment to Security Agreement. On the Effective Date, the Security
Agreement shall be amended as follows:

      (a) The second Whereas clause of the Security Agreement shall be amended and restated as follows:

"WHEREAS, the Borrowers and/or one or more of the other Assignors may at any time and from time to time enter into one or more Interest Rate Hedging
Agreements with one or more Eligible Interest Rate Hedge Counterparties
(collectively, the "Hedging Creditors");"

SECTION 4. Representations, Warranties and Covenants of the Borrowers. Each
Borrower as to itself hereby represents and warrants to the Administrative Agent and each Lender as of the Effective Date:

      (a) It is duly organized and validly existing in good standing (or its equivalent) under the laws of the jurisdiction of its organization, except where the failure to be so duly organized, validly existing and in good standing, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and it is duly qualified and is authorized to do business in each jurisdiction where it is required to be so qualified (or its equivalent) and where the failure to be so qualified, either individually or in the aggregate, would reasonable be expected to have a Material Adverse Effect;

      (b) It has the corporate power and authority to execute and deliver this
Amendment and to perform its obligations under this Amendment;

      (c) The execution, delivery and performance of this Amendment does not and will not require any consent or approval of any Governmental Authority or any other Person which has not already been obtained or is being obtained herein;

      (d) This Amendment, when duly executed and delivered by the parties hereto, shall be, legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with the terms set forth herein, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

      (e) No Default or Event of Default has occurred and is continuing.

SECTION 5. Conditions Precedent to Effectiveness of this Amendment. This
Amendment shall become effective on the date on which all of the following events and conditions have been satisfied:

      (a)   The representations and warranties of the Borrowers contained in
Section 4 hereof shall be true and correct in all material respects.

      (b)   The Borrowers, the Administrative Agent and each Lender shall have executed and delivered this Amendment.

      (c)   Immediately prior to the execution of this Amendment, an Assignment and Assumption agreement acceptable to the Borrowers and the Administrative
Agent shall have been executed and delivered.

SECTION 6. Scope and Effectiveness of Agreement.

      (a)   This Amendment shall become effective on the Effective Date.

      (b)   This Amendment and the agreements set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      (c)   On and after the execution and delivery hereof, and as of the
Effective Date of this Amendment, (i) this Amendment shall become a part of the
Agreements and (ii) each reference in the Agreements to "this Agreement", or
"hereof", "hereunder" or words of like import, and each reference in any other document to the Agreements shall mean and be a reference to such Agreements, as amended or modified hereby.

      (d)   Except as expressly amended or modified hereby, the Agreements shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

                                       10

      (e)   Each party hereto agrees and acknowledges that this Amendment constitutes a "Loan Document" under the Credit Agreement.

SECTION 7. Execution in Counterparts, Effectiveness. This Amendment may be
executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Facsimile signatures shall be effective as originals.
Delivery of an executed counterpart of this Supplement by facsimile or by electronic means shall be equally effective as of the delivery of an originally executed counterpart.

SECTION 8. Governing Law: Severability. THIS AMENDMENT SHALL BE CONSTRUED AND
ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY,
THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE
GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS
PRINCIPLES THEREOF. IF ANY PROVISION OF THIS AMENDMENT IS DEEMED INVALID, IT
SHALL NOT AFFECT THE BALANCE OF THIS AMENDMENT. THIS AMENDMENT HAS BEEN
DELIVERED IN THE STATE OF NEW YORK.

SECTION 9. Direction. The Lenders hereby authorize and direct the Administrative
Agent and the Collateral Agent to execute this Amendment.

SECTION 10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
WAIVES, AS AGAINST THE OTHER PARTY HERETO, ANY RIGHTS IT MAY HAVE TO A JURY
TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT
OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO
THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, INCLUDING IN RESPECT OF THE
NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

SECTION 11. Guarantor. The Guarantor acknowledges and consents to the amendments contained herein.

                                       11

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                         TAL INTERNATIONAL CONTAINER
                                         CORPORATION

                                         By:  /s/ Jeffrey M. Casucci
                                              ----------------------------------
                                              Name:  Jeffrey M. Casucci
                                              Title: Vice President

                                         TRANS OCEAN LTD.

                                         By:  /s/ Jeffrey M. Casucci
                                              ----------------------------------
                                              Name:  Jeffrey M. Casucci
                                              Title: Vice President

                                         TRANS OCEAN CONTAINER
                                         CORPORATION

                                         By:  /s/ Jeffrey M. Casucci
                                              ----------------------------------
                                              Name:  Jeffrey M. Casucci
                                              Title: Vice President

                                                          OMNIBUS AGREEMENT NO.2

                                         FORTIS CAPITAL CORP., as
                                         Administrative Agent and as Collateral
                                         Agent

                                         By:  /s/ R.L.A Rutgers van Rozenburg
                                              ----------------------------------
                                              Name:  R.L.A Rutgers van Rozenburg
                                              Title:

                                         By:  /s/ Daniel M. Jaffe
                                              ----------------------------------
                                              Name:  Daniel M. Jaffe
                                              Title: Vice President

                                                          OMNIBUS AGREEMENT NO.2

LENDERS:                                 FORTIS CAPITAL CORP.

                                         By:  /s/ R.L.A Rutgers van Rozenburg
                                              ----------------------------------
                                              Name: R.L.A Rutgers van Rozenburg
                                              Title:

                                         By:  /s/ Daniel M. Jaffe
                                              ----------------------------------
                                              Name:  Daniel M. Jaffe
                                              Title: Vice President

                                                          OMNIBUS AGREEMENT NO.2

                                         NATIONAL CITY BANK

                                         By:  /s/ MICHAEL J. LABRUM
                                              ----------------------------------
                                              Name:  MICHAEL J. LABRUM
                                              Title: SENIOR VICE PRESIDENT

                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                                          OMNIBUS AGREEMENT NO.2

                                        HSH NORDBANK AG, NEW YORK
                                        BRANCH

                                        By: /s/ Mathis Shinnick
                                            ------------------------------------
                                            Name:  Mathis Shinnick
                                            Title: Executive Vice President
                                                   Global Head of Transportation
                                                   HSH Nordbank AG

                                        By: /s/ HARI RAGHAVAN
                                            ------------------------------------
                                            Name:  HARI RAGHAVAN
                                            Title: Senior Vice President
                                                   Transportation Americas
                                                   HSH Nordbank AG,
                                                   New York Branch

                                                          OMNIBUS AGREEMENT NO.2

                                         DVB BANK N.V.

                                         By:  /s/ Jan Blaak
                                              ----------------------------------
                                              Name:  Jan Blaak
                                              Title:

                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                                          OMNIBUS AGREEMENT NO.2

                                         BTMU CAPITAL CORP.(f/k/a BTM
                                         Capital Corp.)

                                         By:  /s/ Cheryl A. Behan
                                              ----------------------------------
                                              Name:  Cheryl A. Behan
                                              Title: Senior Vice President

                                                          OMNIBUS AGREEMENT NO.2

                                         ING BANK N.V.

                                         By:  /s/ Hugo Kanters
                                              ----------------------------------
                                              Name:  Hugo Kanters
                                              Title: Vice President

                                         By:  /s/ Peter E. Nijman
                                              ----------------------------------
                                              Name:  Peter E. Nijman
                                              Title: Director

                                                          OMNIBUS AGREEMENT NO.2

Acknowledged and consented to by:

TAL INTERNATIONAL GROUP, INC.

 By:  /s/ Jeffrey M. Casucci
      ----------------------------------
      Name:  Jeffrey M. Casucci
      Title: Vice President

                                                          OMNIBUS AGREEMENT NO.2

                                   SCHEDULE 1

            Funding Commitments and Commitment Percentages of Lenders

Lender                         Commitment Dollar Amount    Commitment Percentage
------                         ------------------------    ---------------------

Fortis Capital Corp.           $70,715,000                 42.85714%

National City Bank             $23,571,000                 14.28571%

HSH Nordbank AG, New York      $28,286,000                 17.14285%
Branch

DVB Bank N.V.                  $10,371,000                 6.28571%

BTMU Capital Corp.             $10,371,000                 6.28571%

ING Bank N.V.                  $21,686,000                 13.14303%
                              ------------
                              $165,000,000
                              ============